Exhibit 99.1

Leslie Constans

Digimarc Public Relations

503-469-4620

lconstans@digimarc.com

Mizuha Nakajima

Revolution PR for Digimarc

503-997-6045

mizuha@revolutionpr.com

FOR IMMEDIATE RELEASE

Digimarc Names President for ID Systems Business Unit; Re-aligns Management

Beaverton, Ore. – April 14, 2005 – Digimarc Corporation (NASDAQ: DMRCE) today announced a management restructuring intended to improve internal communication, accountability, and decision-making.  The changes coincide with the successful conclusion of the search for a president for the company’s ID Systems business unit.  The new president of ID Systems will be Robert Eckel, a former executive of the Raytheon Company.

As president of Digimarc’s ID systems business, Eckel will lead the organization to more effective realization of the twin goals of profitable delivery of the highest levels of customer satisfaction.  He joins Digimarc from Waltham, Mass.-based Raytheon, where he spent the past 15 years managing large scale development, systems integration and maintenance contract programs serving federal, civil and military government agencies. Eckel served as vice president and general manager of Raytheon’s Air Traffic Management Systems business, where he managed a portfolio of domestic and international contracts in more than 20 countries.

“I am very excited about the opportunity to lead Digimarc’s ID systems business. My focus is to deliver the highest quality secure ID solutions and systems to our State and international customers while increasing shareholder value,” said Robert Eckel.

The company also announced a significant restructuring of roles, responsibilities, and reporting relationships to improve communication, and strengthen internal controls, by streamlining and further centralizing leadership responsibilities.  According to Bruce Davis, Chairman and CEO, “We have determined that we can more effectively manage our growth by further centralizing authority and responsibility for critical shared administrative functions.  Going forward, all finance, human resources, marketing communications, and legal staff within our business units will report to corporate executive management. These administrative functions will now be managed in the same fashion as we have managed licensing, intellectual property, information technology, government relations, public relations and investor relations. Product development and marketing, sales and support, program administration, manufacturing, and supply chain management will continue to report directly to business unit leadership.  These changes should improve our visibility into core functional areas and associated internal controls while the business units retain primary responsibility over customer relationships and other market-specific resources.”

In connection with the management reorganization, the company has eliminated the position of President and COO.  Senior executive management will report directly to the CEO.  Paul Gifford, the incumbent president and COO, will be leaving the company later this year.

About Digimarc

Digimarc Corporation (NASDAQ: DMRCE), based in Beaverton, Oregon, is a leading supplier of secure media solutions used in a wide range of security, identification and digital media content applications. Digimarc provides products and services that enable production of more than 60 million personal identification documents, including two-thirds of U.S. driver licenses and IDs for more than 20 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with 189 issued U.S. patents with more than 4,000 claims, and more than 400 pending patent applications in digital watermarking, personal identification and related technologies.

The company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; and the Washington DC area; and European offices in London. Please go to www.digimarc.com for more company information.

Securities Safe Harbor Under the Private Securities Litigation Reform Act of 1995

This release contains certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include statements relating to the expected benefits to Digimarc of the management reorganization, statements regarding the expected contributions to be made to Digimarc by the new president of ID Systems, statements regarding the future growth of Digimarc, and other statements containing the words “believes,” “expects,” “estimates,” “anticipates,” “will” or words of similar import or statements of management’s opinion. These statements are based on management’s current reasonable expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances.  Actual results may vary materially from those expressed or implied from the statements herein or from historical results due to, among other things, changes resulting from any further key personnel additions or departures, the actual timing and impact of Digimarc’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, as well as changes in economic, business, competitive, technological and/or regulatory factors and trends.  Digimarc is not obligated to (and expressly disclaims any obligation to) revise/update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.  More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the Securities and Exchange Commission, including

Digimarc’s 2004 Form 10-K, including Part II, Item 7 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Overview”, “Restatement of Financial Statements”, “Critical Accounting Policies and Estimates”, and “Liquidity and Capital Resources”, Part I, Item 1 thereof (“Business”) under the caption “Risk Factors” and Part II, Item 9A thereof (“Controls and Procedures”).

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